UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2006

BEVERLY HILLS BANCORP INC.

DELAWARE	0-21845	93-1223879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23901 Calabasas Road, Suite 1050

Calabasas, CA 91302

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 223-8084

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On July 21, 2006, Beverly Hills Bancorp Inc. (the “Company”) paid John J. Lannan, a director of the Company, a fee of $29,000 for services performed during the period from January 1 through June 30, 2006. This payment was pursuant to an oral understanding reached between the Company and Mr. Lannan whereby the Company would compensate Mr. Lannan with a fee of 25 basis points (0.25%) of the principal amount of new loans funded by the Company’s bank subsidiary, First Bank of Beverly Hills, which were referred by Mr. Lannan. The total fees paid to Mr. Lannan in the first or second six-month period of any year are not to exceed $29,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2006	BEVERLY HILLS BANCORP INC. Registrant

/s/ Larry B. Faigin
Larry B. Faigin
Chief Executive Officer